                                                                    Exhibit 11
                                                                    Page 1 of 2

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                       Quarter ended June 30,
                                                     ----------------------------
Primary:                                                 1996            1995
                                                     ------------    ------------
Net income                                           $     14,118    $     47,466
Less:  Preferred stock dividends                             (281)           (281)
                                                     ------------    ------------
                                                     $     13,837    $     47,185
                                                     ============    ============

Weighted average common shares outstanding
  before common equivalents                                88,712          86,562
Common equivalent stock options                             2,199           1,904
                                                     ------------    ------------
                                                           90,911          88,466
                                                     ============    ============

Net income per share (dollars)                       $       0.15    $       0.54
                                                     ============    ============

                                      Quarter ended June 30,
                      ---------------------------------------------------------
                                  1996                          1995
                        --------------------------   ----------------------------
                             Common            Net         Common             Net
Fully Diluted:               Shares         Income         Shares          Income
                       ------------   ------------   ------------    ------------
Weighted average common
  and equivalent shares
  and net income
  per above                  90,911   $     13,837         88,466    $     47,185
Common equivalent stock
  options
                       ------------   ------------   ------------    ------------
                             90,911   $     13,837         88,466    $     47,185
                       ============   ============   ============    ============
Net income per
  share (dollars)                     $       0.15                   $       0.54
                                      ============                   ============

                                                                    Exhibit 11
                                                                    Page 2 of 2

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                           Six months ended
                                                                June 30,
                                                     ----------------------------
Primary:                                                 1996            1995
                                                     ------------    ------------
Net income                                           $     38,612    $     51,277
Less:  Preferred stock dividends                             (562)           (562)
                                                     ------------    ------------
                                                     $     38,050    $     50,715
                                                     ============    ============
Weighted average common shares outstanding
  before common equivalents                                88,494          86,335
Common equivalent stock options                             2,353           1,876
                                                     ------------    ------------
                                                           90,847          88,211
                                                     ============    ============

Net income per share (dollars)                       $       0.42    $       0.58
                                                     ============    ============

                                        Six months ended June 30,
                        ---------------------------------------------------------
                                   1996                            1995
                        --------------------------   ----------------------------
                             Common            Net         Common             Net
Fully Diluted:               Shares         Income         Shares          Income
                       ------------   ------------   ------------    ------------
Weighted average common
  and equivalent shares
  and net income
  per above                  90,847   $     38,050         88,211    $     50,715
Common equivalent
  stock options                                                84
                       ------------   ------------   ------------    ------------
                             90,847   $     38,050         88,295    $     50,715
                       ============   ============   ============    ============
Net income per
  share (dollars)                     $       0.42                   $       0.57
                                      ============                   ============